EXHIBIT 10.8

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is entered into as of June 8, 2010, by TransTech Systems, Inc., an Oregon corporation (the “Accommodation Party” who will be listed as “Debtor” on the UCC-1 forms for filing with respect to this Collateral at the appropriate filing locations), and Visualant, Inc., a Nevada corporation (hereinafter called the “Debtor” who will be listed as “Co-Debtor” on the UCC-1 forms for filing with respect to this Collateral at the appropriate filing locations), and James M. Gingo ( the “Secured Party”).

RECITALS:

WHEREAS, Accommodation Party is a wholly owned subsidiary of Debtor; and

WHEREAS, Pledgor and Secured Party entered into a Stock Purchase Agreement dated June 8, 2010 (the “Purchase Agreement”), pursuant to which Secured Party sold to Debtor, and Debtor purchased from Secured Party, 100 shares of the common stock of TransTech Systems, Inc. (“TTS”), constituting all of the issued and outstanding stock of TTS; and

WHEREAS, as part of the consideration for the purchase of said TTS stock, Debtor issued to Secured Party a Promissory Note in the amount of Two Million Three Hundred Thousand U.S. Dollars ($2,300,000) (the “Note”); and

WHEREAS, in order to provide additional security for the due performance by Debtor of its obligations under the Note and the Purchase Agreement (the “Obligations”), Debtor has agreed to enter into a Security Agreement, along with TTS as the Accommodation Party, to grant a security interest in the assets of TTS as collateral and enter into a Stock Pledge Agreement pledging all of the shares of TTS stock acquired by Debtor pursuant to the Purchase Agreement as collateral.

WHEREAS, the Accommodation Party and Debtor desire to grant the Secured Party a security interest in all the Accommodation Party’s assets, subject only to Permitted Liens, to secure the Accommodation Party’s and Debtor’s full and prompt performance of the Obligations.

WHEREAS, the Accommodation Party and Debtor intend that the Secured Party have all the rights and remedies of a secured party under the UCC with respect to the Collateral, together with all additional rights and remedies granted in this Agreement.

AGREEMENT:

The parties agree as follows:

SECTION 1.	DEFINITIONS

1.1           Definitions Generally.  All capitalized terms contained in this Agreement that are not defined in this Agreement will have, unless the context indicates otherwise, the meanings provided for by the UCC.  The terms defined in Sections 1.2 through 1.9 are so defined whenever used in this Agreement.

1.2           Bankruptcy Code.  “Bankruptcy Code” means the Bankruptcy Code set forth in 11 USC §§101–1330, and as amended from time to time.

1.3           UCC.  “UCC” means the Uniform Commercial Code of the state of Oregon as set forth in ORS chapters 71, 72, 72A, 73, 74, 74A, 75, 77, 78, and 79, and as amended from time to time.

1.4           Collateral.  All of Accommodation Party’s rights, title and interest in and to all personal property and real property wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following, whether now or hereafter existing and wherever located

(a)           All accounts, goods, inventory, equipment, fixtures, general intangibles, money, cash, instruments, chattel paper, deposit accounts, bank accounts, documents, investment property, letter-of-credit rights, and supporting obligations;

(b)           All products, proceeds, rents, and profits of the foregoing;

(c)           All the Accommodation Party’s books and records relating to the foregoing; and

(d)           All the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Accommodation Party now has or hereafter acquires any rights to secure the payment and performance of all of Accommodation Party’s and Debtor’s obligations to Secured Party, including all obligations under this Agreement and all amounts due under the Promissory Note and Stock Purchase Agreement of even date herewith.

1.5           Event of Default.  “Event of Default” has the meaning set forth in Section 6.

1.6           Lien.  “Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, security interest, charge, or other encumbrance of any kind, whether consensual or not, or any other type of preferential arrangement that has substantially the same practical effect as a lien or a security interest, including, without limitation, any conditional sale or other title-retention agreement or the interest of a lessor under a capital lease or financing lease.

1.7           Person.  “Person” means any government (or political subdivision or agency of any government) or an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, or other entity.

1.8           Obligations.  “Obligations” means all of Accommodation Party’s and Debtor’s obligations to Secured Party, including all obligations under this Agreement, all amounts due under the Promissory Note and all obligations, covenants and amounts due under the Stock Purchase Agreement of even date herewith.

1.9           Permitted Liens.  “Permitted Liens” means:

(a)           Liens granted to the Secured Party;

(b)           Liens arising by operation of law for taxes, assessments, or governmental charges not yet due;

(c)           Statutory liens of mechanics, materialmen, shippers, warehousemen, carriers, and other similar persons for services or materials arising in the ordinary course of business for which payment is not yet due; and

(d)           Nonconsensual liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other types of social security.

SECTION 2.	GRANT OF SECURITY INTEREST

The Accommodation Party grants the Secured Party a security interest in the Collateral as security for the full and prompt payment in cash and performance of the Obligations. The Debtor hereby ratifies and consents to the Accommodation Party’s grant of a security interest, and certifies that it has taken all corporate action necessary to give effect to such action.

SECTION 3.	PERFECTION OF SECURITY INTEREST; DUTY OF CARE

3.1           The Accommodation Party and Debtor will perform all steps requested by the Secured Party to perfect, maintain, and protect the Secured Party’s security interest in the Collateral.

3.2           The Secured Party’s duty of care with respect to the Collateral will be to exercise reasonable care with respect to the Collateral in the Secured Party’s custody.  The Secured Party will be deemed to have exercised reasonable care if the Secured Party treats the Collateral substantially the same as it treats its own property.

3.3           The Secured Party’s failure to take steps to preserve rights against any parties or property will not be a failure to exercise reasonable care with respect to the Collateral in the Secured Party’s custody.

SECTION 4.	REPRESENTATIONS AND WARRANTIES

Accommodation Party and Debtor warrant and represent as follows:

4.1           Accommodation Party is a corporation, duly organized and validly existing under the laws of Oregon.

4.2           This Agreement is the legal, valid, and binding obligation of the Accommodation Party and Debtor enforceable against the Accommodation Party and Debtor in accordance with its terms.

4.3           The Accommodation Party’s and Debtor’s execution, delivery, and performance of this Agreement does not violate or contravene any provision of the Accommodation Party’s and/or Debtor’s articles of incorporation or bylaws and does not violate any law or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which the Accommodation Party and Debtor are a party or by which the Accommodation Party and Debtor are bound.

4.4           The Accommodation Party’s and Debtor’s rights to the Collateral are free and clear of all Liens except Permitted Liens.

4.5           The Accommodation Party and Debtor have filed all tax returns required to be filed by them and have paid all taxes and assessments required to be paid by them.

4.6           The Accommodation Party and Debtor are in compliance in all material respects with all applicable laws.

4.7           The Accommodation Party and Debtor maintain in full force and effect insurance of a nature and coverage customarily carried by companies of the Accommodation Party’s and Debtor’s size and character and engaged in the type of business in which the Accommodation Party and Debtor are engaged.

SECTION 5.	COVENANTS

Until all the Obligations have been fully satisfied and paid in cash, the Accommodation Party and Debtor covenant that, at their expense, unless Secured Party otherwise consents in writing:

5.1           Except for Permitted Liens, the disposition of inventory in the ordinary course of business, and the disposition of assets that have become obsolete or that are replaced in the ordinary course of business, the Accommodation Party and Debtor will not sell, transfer, lease, or otherwise dispose of any Collateral or any interest in it, or permit or suffer any other Person to acquire any interest in any of the Collateral, and will keep the Collateral free and clear of all Liens, except Permitted Liens.

5.2           The Accommodation Party and Debtor will pay all taxes and assessments when due.

5.3           The Accommodation Party and Debtor will conduct their businesses in material compliance with all applicable laws.

5.4           The Accommodation Party and Debtor will insure the Collateral in a manner and with companies reasonably acceptable to the Secured Party and will provide the Secured Party with evidence of insurance and the endorsements regarding insurance coverage reasonably requested by the Secured Party from time to time.

5.5           The Accommodation Party and Debtor will preserve and maintain their corporate existence, rights (charter and statutory), and all material franchises, licenses, permits, and general intangibles.  The Accommodation Party and Debtor will not change their name or place of incorporation without at least 30 days’ prior written notice to the Secured Party.

5.6           On the Secured Party’s request, the Accommodation Party and Debtor will promptly execute and deliver to the Secured Party all further instruments, agreements, and documents, and take all further action, that may be reasonably necessary to enable the Secured Party to exercise and enforce its rights and remedies under this Agreement.

SECTION 6.	EVENTS OF DEFAULT

Each of the following events will constitute an “Event of Default” under this Agreement:

6.1           The Accommodation Party or Debtor or both breach any of the Obligations;

6.2           Any representation or warranty made by the Accommodation Party and Debtor in this Agreement prove to be false or misleading in any material respect when furnished or made;

6.3           The Accommodation Party or Debtor or both become insolvent;

6.4           The Accommodation Party or Debtor or both suffer or consent to or apply for the appointment of a receiver, trustee, custodian, or liquidator of ithemselves or any material part of the Accommodation Party’s and Debtor’s property;

6.5           The Accommodation Party or Debtor or both are generally unable or fail to pay their debts as they become due;

6.6           The Accommodation Party or Debtor or both make a general assignment for the benefit of creditors;

6.7           The Accommodation Party or Debtor or both file a voluntary petition in bankruptcy or seek to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Code or under any state or other federal law granting relief to debtors, whether now or hereafter in effect;

6.8           Any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable law relating to bankruptcy, reorganization, or other relief for debtors is filed or commenced against the Accommodation Party or Debtor or both and is not dismissed, stayed, or vacated within 60 days thereafter or the Accommodation Party or Debtor or both files an answer admitting the jurisdiction of the court and the material allegations of any such involuntary petition;

6.9           The Accommodation Party or Debtor or both are adjudicated a debtor in bankruptcy, or an order for relief is entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization, or other relief for debtors; or

6.10           The Accommodation Party or Debtor or both take any corporate action authorizing, or in furtherance of, any of the foregoing.

6.11           For the absence of doubt, any breach of any representations, warranties covenants, or agreements contained in the Purchase Agreement, the Note, the Stock Pledge Agreement, or this Agreement (individually or collectively) shall be an Event of Default in all of the agreements.

6.12         Any default under Sections 6.3 or 6.5 of this section may be cured by the Accommodation Party or Debtor within ten (10) days.  If such default cannot be cured within ten (10) days but Accommodation Party or Debtor has begun reasonable efforts to cure the default within ten (10) days, Accommodation Party or Debtor shall have up to twenty (20) days to cure such default.

SECTION 7.	SECURED PARTY’S RIGHTS AND REMEDIES

7.1           During the continuance of any Event of Default, the Secured Party may declare any or all of the Obligations to be immediately due and payable without presentment, demand, protest, or any other notice of any kind, all of which are hereby expressly waived by the Accommodation Party and Debtor.  In addition to any other rights and remedies contained in this Agreement, the Secured Party will have all the rights and remedies of a secured party under the UCC and all other applicable law, and all the rights and remedies will be cumulative and nonexclusive to the extent permitted by law.  The Accommodation Party and Debtor acknowledge that portions of the Collateral may be difficult to preserve and dispose of and may be subject to complex maintenance and management; accordingly, the Secured Party will have the widest possible latitude in exercising its rights and remedies under this Agreement.

7.2           On the occurrence of an Event of Default, the Secured Party may cause the Collateral to remain on the Accommodation Party’s or Debtor’s premises, at the Accommodation Party’s and Debtor’s expense, pending sale or other disposition.  The Secured Party, at its discretion, may conduct sales of the Collateral on the Accommodation Party’s or Debtor’s premises or elsewhere, at the Accommodation Party’s and Debtor’s expense.  On the Secured Party’s request, the Accommodation Party and Debtor, at Debtor’s own expense, will assemble the Collateral and make it available to the Secured Party at the places reasonably designated by the Secured Party from time to time.  Any sale, lease, or other disposition of the Collateral, or any part of it, may be for cash or other value.  The Accommodation Party and Debtor will execute and deliver, or cause to be executed and delivered, all instruments, documents, assignments, deeds, waivers, certificates, and affidavits and will take all further action reasonably required by the Secured Party in connection with any sale, lease, or other disposition of the Collateral.  The Accommodation Party and Debtor hereby appoint the Secured Party as their attorney-in-fact to execute all such instruments, documents, assignments, deeds, waivers, certificates, and affidavits on behalf of Accommodation Party and Debtor and in their names.

7.3           At any sale, the Collateral may be sold in one lot or in separate lots as the Secured Party may determine.  The Secured Party will not be obligated to make any sale of any Collateral if the Secured Party determines not to do so, regardless of the fact that notice of sale was given.  The Secured Party, without notice or publication, may adjourn any public or private sale or cause the sale to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale, without further notice, may be made at the time and place to which it was so adjourned.  If any sale of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid, but the Secured Party will not incur any liability if any purchaser fails to pay for any Collateral so sold and, in the event of any such failure, the Collateral may be sold again.  At any public sale, the Secured Party may (a) bid for or purchase, free (to the extent permitted by law) from any rights of redemption, stay, or appraisal on the Accommodation Party’s and Debtor’s part with regard to the Collateral offered for sale, (b) make payment on account thereof by using any claim then due and payable to the Secured Party from the Accommodation Party and Debtor as a credit against the purchase price, and (c) on compliance with the terms of sale, hold, retain, and dispose of that property without further accountability to the Accommodation Party and Debtor for it.

7.4           The Secured Party is hereby granted a license and the right to use, without charge during the continuance of an Event of Default and until the Obligations are fully and finally paid in cash, the Accommodation Party’s and Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, advertising material, general intangibles, and other property of a similar nature in completing the production, advertising for sale, and sale of any Collateral.

7.5           Any notice required to be given by the Secured Party that is given at least ten (10) business days before a sale, lease, disposition or other intended action by the Secured Party regarding any Collateral will constitute fair and reasonable notice to the Accommodation Party and Debtor of that action.  A public sale in the following fashion will be conclusively presumed to be reasonable:

(a)           The sale is held in a county where any part of the Collateral is located or in which the Accommodation Party has a place of business;

(b)           The sale is conducted by auction, but it need not be by a professional auctioneer;

(c)           The Collateral is sold “as is” and without any preparation for sale; and

(d)           The Accommodation Party is given notice of the public sale pursuant to the preceding sentence.

7.6           On the occurrence of an Event of Default, the Secured Party will have with respect to accounts all rights and powers to:

(a)           Direct account debtors to make all payments directly to the Secured Party or otherwise demand payment of any account;

(b)           Enforce payment by legal proceedings or otherwise;

(c)           Exercise the Accommodation Party’s and Debtor’s rights and remedies with respect to any actions or proceedings brought to collect any account;

(d)           Sell or assign any account on the terms, for the amount, and at any time or times that the Secured Party deems advisable;

(e)           Settle, adjust, compromise, extend, or renew any account;

(f)           Discharge or release any account; and

(g)           Prepare, file, and sign the Accommodation Party’s and Debtor’s name on any proof of claim in bankruptcy or on any similar document against an account debtor, and to otherwise exercise the rights granted in this Agreement.

7.7           The Secured Party will have no obligation to (a) preserve any rights to the Collateral against any Person, (b) make any demand on or pursue or exhaust any rights or remedies against the Accommodation Party and Debtor or others with regard to payment of the Obligations, (c) to pursue or exhaust any rights or remedies with regard to any of the Collateral or any other security for the Obligations, or (d) to marshal any assets in favor of the Accommodation Party and Debtor or any other Person against or in payment of any or all of the Obligations.

7.8           The Accommodation Party and Debtor recognize that federal and state securities laws and other laws may limit the flexibility desired to achieve an otherwise commercially reasonable disposition of the Collateral, and in the event of potential conflict between those laws and what in other circumstances might constitute commercial reasonableness, it is intended that consideration of the laws will prevail over attempts to achieve commercial reasonableness.  In connection with any sale or other disposition of the Collateral, the Secured Party’s compliance with the written advice of its lawyer concerning the potential effect of any law will not be cause for the Accommodation Party and Debtor, or any other Person, to claim that the sale or other disposition was not commercially reasonable.

7.9           On demand, the Accommodation Party and Debtor will pay the Secured Party all costs and expenses, including court costs and costs of sale, incurred by the Secured Party in exercising any of its rights or remedies under this Agreement, together with interest at the highest rate then applicable to any of the Obligations from the date incurred until paid.

SECTION 8.	WAIVERS

All the Secured Party’s rights with respect to the Collateral will continue unimpaired, and the Accommodation Party and Debtor will be and will remain obligated in accordance with the terms of this Agreement, notwithstanding (a) any release or substitution of any Collateral or other security for the Obligations, (b) any failure to perfect the Secured Party’s interest in the Collateral or other security, or (c) any delay, extension of time, renewal, compromise, or other indulgence granted by the Secured Party in reference to any Obligations.  The Accommodation Party and Debtor waive all notice of any such delay, extension, release, substitution, renewal, compromise, or other indulgence, and consent to be bound thereby as fully and effectively as if the Accommodation Party and Debtor had expressly agreed to them in advance.  The Secured Party’s delay in exercising, or failure to exercise, any right, remedy, or option will not operate as a waiver by Secured Party of its right to exercise any such right, remedy, or option.  To the extent permitted by law, the Accommodation Party and Debtor waive all rights of redemption, stay, and appraisal that the Accommodation Party and Debtor now have or may at any time in the future have under any applicable law.  No waiver by the Secured Party will be effective unless it is in writing and then only to the extent specifically stated.  The Secured Party’s rights and remedies will be cumulative and not exclusive of any other right or remedy that the Secured Party may have.

SECTION 9.	MISCELLANEOUS PROVISIONS

9.1           Binding Effect.  This Agreement will be binding on and inure to the benefit of the parties and their respective heirs, personal representatives, successors, and permitted assigns.

9.2           Assignment.  Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned by Accommodation Party and Debtor without the prior written consent of the Secured Party. In the event of any assignment by the Secured Party of this Agreement or Secured Party’s rights hereunder, Accommodation Party and Debtor will not assert as a defense, counterclaim, set-off or otherwise against Secured Party’s assignee any claim, known or unknown, which Accommodation Party and Debtor now have or claim to have or hereinafter acquire against the Secured Party.  However, notwithstanding any such assignment, Secured Party shall be liable to the Accommodation Party and Debtor as if such assignment had not been made.

9.3           No Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended or will be construed to confer on any person, other than the parties to this Agreement, any right, remedy, or claim under or with respect to this Agreement.

9.4           Counterparts.  This Agreement may be executed in counterparts, each of which will be considered an original and all of which together will constitute one and the same agreement.

9.5           Further Assurances.  Each party agrees (a) to execute and deliver such other documents and (b) to do and perform such other acts and things, as any other party may reasonably request, to carry out the intent and accomplish the purposes of this Agreement.

9.6           Time of Essence.  Time is of the essence with respect to all dates and time periods set forth or referred to in this Agreement.

9.7           Waiver.  Any provision or condition of this Agreement may be waived at any time, in writing, by the party entitled to the benefit of such provision or condition.  Waiver of any breach of any provision will not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

9.8           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the state of Oregon, without regard to conflict-of-laws principles.

9.9           Attorney Fees.  With respect to any dispute relating to this Agreement, or in the event that a suit, action, arbitration, or other proceeding of any nature whatsoever is instituted to interpret or enforce the provisions of this Agreement, including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law or any action, suit, arbitration, or proceeding seeking a declaration of rights or rescission, the prevailing party shall be entitled to recover from the losing party its reasonable attorney fees, paralegal fees, expert fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the judge or arbitrator at trial, arbitration, or other proceeding, or on any appeal or review, in addition to all other amounts provided by law.

9.10           Venue.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement will be brought against any of the parties in Multnomah County Circuit Court of the State of Oregon or, subject to applicable jurisdictional requirements, in the United States District Court for the District of Oregon, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to such venue.

9.11           Severability.  If any provision of this Agreement is invalid or unenforceable in any respect for any reason, the validity and enforceability of such provision in any other respect and of the remaining provisions of this Agreement will not be in any way impaired.

9.12           Entire Agreement.  This Agreement (including the documents and instruments referred to in this Agreement) constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter.

IN WITNESS WHEREOF, the Accommodation Party and Debtor have signed this Security Agreement as of the date first written above.

[Signatures on following page]

IN WITNESS WHEREOF, the Accommodation Party and Debtor have signed this Security Agreement as of the date first written above.

SECURED PARTY:	ACCOMMODATION PARTY:

TransTech Systems, Inc.
/s/ James M. Gingo
James M. Gingo
By ___________________________________
Its: ___________________________________
DEBTOR:

Visualant, Inc.

/s/ Ronald P. Erickson
By: Ronald P. Erickson
Title: Chairman and CEO